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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in this Registration Statement on Form 10-K of our report dated September 24, 1999, except for Note 14 dated January 14, 2000 relating to the financial statements of Calogic and Subsidiary, which report appears in SIPEX Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.




SALLMANN, YANG & ALAMEDA
An Accountancy Corporation


Percy S. Yang
Certified Public Accountant
March 15, 2001